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Exhibit 99.3

LETTER OF TRANSMITTAL AND FORM OF ELECTION

With respect to Shares of Stock of
FIRST NATIONAL

In connection with the proposed merger of First National with and into
RANCHO SANTA FE NATIONAL BANK

        This Letter of Transmittal and Form of Election (this "Letter of Transmittal") is being delivered to you in connection with the proposed merger (the "Merger") of First National Bank ("First National") with and into Rancho Santa Fe National Bank ("Rancho Santa Fe"), pursuant to that certain Agreement and Plan of Merger, dated as of April 25, 2002, by and among First Community Bancorp ("First Community"), Rancho Santa Fe and First National (the "Merger Agreement"). This Letter of Transmittal must be completed by holders of shares of common stock, par value $1.00 per share, of First National and preferred stock, par value $1.00 per share, of First National (the "Shares" or "First National Stock"), who wish to make an Election (as defined below) as to the form of Merger Consideration (as defined below) into which such holder's Shares are converted in the Merger. For an Election to be properly made and effective, this Letter of Transmittal, properly completed, together with the certificates (the "Certificates") representing Shares as to which (an) Election(s) is/are being made (or guarantee of delivery as provided herein) and all other required documents, must be received by the Exchange Agent prior to 5:00 p.m. Pacific Time on August 29, 2002, unless extended to a later date by the mutual agreement of First Community and First National (the "Election Deadline").

        Each Election is subject to the terms, conditions, and limitations set forth in (a) the Proxy Statement-Prospectus, dated July 25, 2002, relating to the Merger (the "Proxy Statement-Prospectus"), (b) the Merger Agreement, attached as Appendix A to the Proxy Statement-Prospectus, and (c) the accompanying instructions, each of which you are urged to read and which qualify the following summary in its entirety.

        In connection with the Merger of First National with and into Rancho Santa Fe, subject to the election and proration procedures set forth in the Merger Agreement, each holder of First National Stock is entitled, with respect to the Merger Consideration to be received for each share of First National Stock held by such holder, to elect to receive (i) a fraction of a share of common stock, no par value per share, of First Community ("First Community Common Stock") equal to the Exchange Ratio (as defined below) (a "Stock Election"), (ii) cash in the amount of $10.00 (a "Cash Election") or (iii) a combination of shares of First Community Common Stock (at the rate of the Exchange Ratio for a whole share of First National Stock) and cash (at the rate of $10.00 for a whole share of First National Stock) (a "Combination Election") (each an "Election"). If a holder does not make an effective Election, or if this Letter of Transmittal is received after the Election Deadline, his or her shares will be deemed "Undesignated Shares".

        The "Exchange Ratio" is 0.5008 of a share of First Community Common Stock. The First Community Common Stock and/or cash into which a Share is converted in the Merger is referred to herein as the "Merger Consideration".

        The undersigned understands that in the aggregate, 2,762,662 shares of First Community common stock shall be issued as Merger Consideration, or such greater amount of First Community Common Stock such as may be necessary to ensure that approximately 45% of the aggregate value of the total consideration shall be in the form of First Community Common Stock, such percentage being referred to as the "Stock Percentage". Under certain limited circumstances, the amount of stock payable by First Community per share of First National Bank common stock or preferred stock may be increased. See the discussion under "The Merger—Consideration to be Received by First National Shareholders in the Merger" in the Proxy Statement-Prospectus.

        In the event that the aggregate number of shares of First National Stock as to which Stock Elections and Combination Elections for First National Stock have effectively been made results in the issuance of First Community Common Stock that would not be equal to 2,762,662 shares (or such amount of First Community Common Stock necessary to meet the Stock Percentage) of First Community common stock, then the Exchange Agent will select by lot such number of holders of Undesignated Shares to receive First Community Common Stock as will be necessary so that the number of shares for which a Stock Election and Combination Election for First Community Common Stock has been made or is deemed to have been made with respect to such Undesignated Shares will result in the issuance of 2,762,662 (or equal to the amount of stock issued by First Community in order to meet the Stock Percentage) shares of First Community Common Stock.

        ACCORDINGLY, HOLDERS OF FIRST NATIONAL STOCK MAY NOT RECEIVE THE PROPORTION OF FIRST COMMUNITY COMMON STOCK AND/OR CASH INDICATED BY SUCH HOLDER'S ELECTION.

        Each holder of shares of First National Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of First Community Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of First Community Common Stock multiplied by the closing price of First Community Common Stock immediately prior to the closing of the Merger. No holder will be entitled to dividends, voting rights or any other rights as a stockholder in respect of any fractional share of First Community Common Stock.

        The tax consequences to holders will vary depending upon, among other things, the form of Merger Consideration into which such holders' Shares are converted in the Merger. Each First National shareholder should consult his or her own financial advisor and tax advisor as to the specific consequences of the Merger and Election to such shareholder.

        The accompanying instructions to this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed.

          THIS LETTER OF TRANSMITTAL, PROPERLY COMPLETED, ACCOMPANIED BY ALL REQUIRED DOCUMENTS, INCLUDING, IN MOST CIRCUMSTANCES, STOCK CERTIFICATES, MUST BE RECEIVED BY THE EXCHANGE AGENT AT THE ADDRESS BELOW NO LATER THAN 5:00 P. M., PACIFIC TIME, ON AUGUST 29, 2002.

The Exchange Agent is:
U.S. Stock Transfer Corporation

By Mail, Overnight Delivery or Hand Delivery: U.S. Stock Transfer Corporation 1745 Gardena Avenue Glendale, CA 91204 Attn: Stock Transfer Department
By Facsimile Transmission: (for eligible institutions only) (818) 502-0674
Confirm by Telephone: (818) 502-1404

        This Letter of Transmittal, completed, signed and accompanied by all other required documents, should be returned to the Exchange Agent in the accompanying envelope. You will not have another opportunity to make an election of the merger consideration you prefer to receive.

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. YOU MUST SIGN THIS LETTER OF TRANSMITTAL WHERE INDICATED BELOW AND COMPLETE THE SUBSTITUTE FORM W-9 WHICH IS ATTACHED HERETO.

DESCRIPTION OF SHARES (Attach separate signed list if necessary)

Name and Address of Registered holder and number of Shares of such Registered Holder	Certificate Numbers	Number of Shares Evidenced by Certificate(s)

NOTE: SIGNATURES MUST BE PROVIDED BELOW.
PLEASE CAREFULLY READ THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF
TRANSMITTAL BEFORE MAKING ANY ELECTION.

TYPE OF ELECTION (See Instructions B1 and B2) (Check only one box)

☐ Combination Election
Total Number of Shares with respect to which an Election is being made
	☐ Cash Election	☐ Stock Election	Cash (Number of Shares)	Stock (Number of Shares)

        Unless otherwise indicated in writing on the lines set forth immediately following this paragraph, the above Election is for all of the Shares identified in the "Description of Shares" set forth above.

        Shareholders whose Certificates are not immediately available or who cannot deliver their Certificates and other required documents to the Exchange Agent prior to the Election Deadline and who wish to make an Election must complete this Letter of Transmittal and otherwise comply with the Guarantee of Delivery procedures, including (i) the completion of the Guarantee of Delivery at the time this Letter of Transmittal is completed and (ii) delivery of the underlying Shares on a timely basis. SEE INSTRUCTION A2. Elections with respect to all Shares subject to a Guarantee of Delivery must be made above at the time the Guarantee of Delivery is completed. In addition, at the time the Certificates are delivered pursuant to a Guarantee of Delivery, the guarantor must submit to the Exchange Agent another Letter of Transmittal with only the section entitled "Notice of Delivery Under Guarantee," below, properly completed (or must otherwise provide such information to the Exchange Agent to enable the Exchange Agent to identify the Certificates being delivered). Shareholders may not change Elections in a Letter of Transmittal delivering Certificates previously covered by a Guarantee of Delivery. If the guarantor fails to deliver the Certificates in accordance with the terms of the Guarantee of Delivery, without limiting any other rights of First Community or the Exchange Agent, any purported Election with respect to Shares subject to such guarantee will be void. The Guarantee of Delivery procedures should not be used for lost, destroyed or stolen Certificates. SEE INSTRUCTION C7.

GUARANTEE OF DELIVERY (To be used only if Certificates are NOT surrendered with this Letter of Transmittal. See Instruction A2.)

        The undersigned, a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees delivery to the Exchange Agent, at its address set forth above, of Certificates for the Shares to which this Letter of Transmittal relates, duly endorsed in blank or otherwise acceptable in form for transfer on the books of First National, no later than 5:00 PM., Pacific Time, on the third Nasdaq National Market ("Nasdaq") trading day after the date of execution of this Guarantee of Delivery. THIS BOX IS NOT BE USED TO GUARANTEE SIGNATURES. SEE INSTRUCTION A4.

Date:	, 2002

Number of Shares:	(Firm—Please Print)

(Authorized Signature)
Account Number:	Address:

Tel. No. (including area code):

  NOTICE OF DELIVERY UNDER GUARANTEE
  (To be completed and delivered with Certificates for Shares delivered pursuant to a previously delivered Guarantee of Delivery.)

Name(s) of Registered Holder(s):
Window Ticket No. (if any):
Date of Execution of Guarantee of Delivery:
Name of Institution which provided Guarantee of Delivery:

Ladies and Gentlemen:

        The undersigned hereby surrenders the Certificates evidencing Shares listed above (or such delivery is guaranteed in accordance with the terms hereof) and elects, upon consummation of the Merger, to have such Shares converted into the Merger Consideration in accordance with such holder's Election and the above-described allocation procedures, or, if an Election is not duly made, to have such shares treated as Undesignated Shares.

        The undersigned understands that the purpose of the Election procedure is to permit holders of First National Stock to express their preference for the type of consideration they wish to receive in the Merger, but that in any event 2,762,662 shares (or such amount of First Community Common Stock necessary to meet the Stock Percentage) of First Community Common Stock shall be issued as Merger Consideration. The undersigned therefore acknowledges that there can be no assurance that the undersigned will receive the proportion of First Community Common Stock and/or cash indicated in the undersigned's Election.

        First Community's acceptance of Shares delivered pursuant to this Letter of Transmittal will constitute a binding agreement between the undersigned and First Community upon the terms and subject to the conditions listed in this Letter of Transmittal.

        The undersigned authorizes and instructs you, as Exchange Agent, to deliver the Shares listed above and to receive on behalf of the undersigned, in exchange for the Shares represented thereby, any check for the cash and/or any certificates for the shares of First Community Common Stock issuable in the Merger.

        The undersigned understands and acknowledges that all questions as to the validity, form, and eligibility of any Election and delivery and/or surrender of Certificates hereunder shall be reasonably determined by the Exchange Agent, and such determination shall be final and binding. No authority herein conferred or agreed to be conferred shall be affected by, and all such authority shall survive, the death or incapacity of the undersigned. All obligations of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors, and assigns of the undersigned.

        Unless otherwise indicated in the box entitled "Special Payment Instructions," please issue any check and register any certificate for shares of First Community Common Stock in the name of the registered holder(s) of the Shares appearing above under "Description of Shares". Similarly, unless otherwise indicated in the box entitled "Special Delivery Instructions," please mail any check and any certificates for shares of First Community Common Stock to the registered holder(s) of the Shares at the address(es) of the registered holder(s) appearing above under "Description of Shares". In the event that the boxes entitled "Special Payment Instructions" and "Special Delivery Instructions" are both completed, please issue any check and any certificate for shares of First Community Common Stock in the name(s) of, and mail such check and such certificate to, the person(s) so indicated.

  SPECIAL PAYMENT INSTRUCTIONS
  (see Instructions A4 and C3.)

          To be completed ONLY if the check is to be made payable to, or the certificates for shares of First Community Common Stock are to be registered in, the name of someone other than the undersigned.

  Name:

                  (Please Print)

  Address:

  Zip Code

  Taxpayer Identification or Social Security Number
  (See Substitute Form W-9)

  SPECIAL DELIVERY INSTRUCTIONS
  (see Instructions A4 and C3.)

          To be completed ONLY if the check or the certificates for shares of First Community Common Stock are to be mailed to someone other than the undersigned or to the undersigned at an address other than that shown under "Description of Shares". Mail checks and/or certificate to:

  Name:

  (Please Print)

  Address:

  Zip Code

IMPORTANT!
ALL FIRST NATIONAL SHAREHOLDERS SUBMITTING
THIS LETTER OF TRANSMITTAL MUST SIGN HERE

        The undersigned hereby represents and warrants that the undersigned has full power and authority to complete and deliver this Letter of Transmittal and to surrender the Certificate(s) surrendered herewith (or covered by a Guarantee of Delivery in accordance with the terms hereof), free and clear of any liens, claims, charges, or encumbrances whatsoever. The undersigned, upon request, shall execute and deliver all additional documents deemed by the Exchange Agent or First Community to be necessary or desirable to complete the sale, assignment, transfer, cancellation, and retirement of the Shares delivered herewith.

  SIGN HERE:

  (Signature(s) of holders(s))

  Name(s):

  (Please Print)

  (Area Code and Telephone Number)

Dated:	, 2002

          Must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by attorney, executor, administrator, trustee or guardian or other acting in a fiduciary capacity, set forth full title and see Instruction A3.

  SIGNATURE GUARANTEE
  (Complete Only if Required—See Instructions A3 and A4.)

  NOTE: A NOTARIZATION BY A NOTARY PUBLIC IS NOT ACCEPTABLE

  FOR USE BY ELIGIBLE INSTITUTIONS ONLY

  PLACE MEDALLION GUARANTEE IN SPACE BELOW

IMPORTANT TAX INFORMATION

        In order to ensure compliance with federal income tax requirements, each holder of Shares who is a U.S. person (including a resident alien) is requested to provide the Exchange Agent with his or her correct TIN and to certify whether he or she is subject to backup federal income tax withholding by completing and signing the Substitute Form W-9 below. (See Instruction C6 and accompanying Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.) Each holder of Shares who is a nonresident alien or a foreign entity should provide the Exchange Agent with the applicable Internal Revenue Service Form W-8. The applicable Form W-8 can be obtained by contacting the Exchange Agent.

Payer: U.S. Stock Transfer Corporation

SUBSTITUTE FORM W-9 Department of the Treasury Internal Revenue Service Payer's Request for Taxpayer Identification Number (TIN)	PART I—PLEASE PROVIDE YOUR TIN (OR IF AWAITING A TIN, WRITE "APPLIED FOR") IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.	Social Security Numbers OR Employer identification number (If awaiting TIN write "Applied For")

PART II—For Payees Exempt From Backup Withholding, see the accompanying Instructions and complete as instructed therein.
CERTIFICATION—Under penalties of perjury, I certify that:

(1) The number shown on this form is my correct Taxpayer Identification Number (or a Taxpayer Identification Number has not been issued to me and either (a) I have mailed or delivered an application to receive a Taxpayer Identification Number to the appropriate Internal Revenue Service ("IRS") or Social Security Administration office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a Taxpayer Identification Number within sixty (60) days, 30% of all reportable payments made to me thereafter will be withheld until I provide a number), and

(2) I am not subject to backup withholding either because I have not been notified by the IRS that I am subject to backup withholding, as a result of failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding.
(3) I am a U. S. person (including a resident alien).

Certification Instructions—You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2). (Also, see the accompanying Instructions.)

SIGNATURE	DATE	, 2002

  NOTE:    FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 30% OF ANY CASH PAYMENTS MADE TO YOU PURSUANT TO THE MERGER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER AND A SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

        Requests for additional copies of this Form of Election may be directed to the Exchange Agent at the address set forth below.

The Exchange Agent is:

U.S. Stock Transfer Corporation
1745 Gardena Avenue
Glendale, CA 91204
Attn: Stock Transfer Department
(818) 502-1404

Questions and requests for assistance may also be directed to James Lemery, Chief Financial Officer of First National Bank, at (619) 744-7200.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

        Guidelines for Determining the Proper Identification Number to Give the Payer.    The taxpayer identification number for an individual is the individual's Social Security number. Social Security numbers have nine digits separated by two hyphens: e.g., 000-00-0000. The taxpayer identification number for an entity is the entity's Employer Identification number. Employer Identification numbers have nine digits separated by one hyphen: e.g., 00-0000000. The table below will help determine the number to give the payer.

For this type of account:			Give the NAME and SOCIAL SECURITY number of—	For this type of account:		Give the NAME and EMPLOYER IDENTIFICATION number of—

1.		Individual	The Individual	6.	A valid trust, estate or pension trust	The legal entity(4)
2.		Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)	7.	Corporate	The corporation
3.		Custodian account of a minor (Uniform Gift to Minors Acts)	The minor(2)	8.	Associations, club, religions, charitable, educational or other tax-exempt organization	The organization
4.	a.	The usual revocable savings trust (grantor is also trustee)	The grantor-trustee(1)	9.	Partnership	The partnership
	b.	So-called trust account that is not a legal or valid trust under state law	The actual owner(1)	10.	A broker or registered nominee	The broker or nominee
5.		Sole proprietorship	The owner(3)	11.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison (that receives agricultural program payments	The public entity

1.
List first and circle the name of the person whose number you furnish

2.
Circle the minor's name and furnish the minor's social security number.

3.
You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your SSN or TIN (if you have one).

4.
List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Section references are to the Internal Revenue Code

Obtaining a Number

        If you do not have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (the "IRS") and apply for a number.

        In some cases, individuals who become U.S. resident aliens for tax purposes are not eligible to obtain an SSN. This includes certain resident aliens who must receive information returns but who cannot obtain an SSN. These individuals must apply for an Individual Taxpayer Identification Number ("ITIN") on Form W-7, Application for IRS Individual Taxpayer Identification Number, unless they have an application pending for an SSN. Individuals who have an ITIN must provide it on Form W-9.

        To complete the Substitute Form W-9, if you do not have a taxpayer identification number, write "Applied For" in the space for the taxpayer identification number in Part 1, sign and date the Form, and give it to the requester. If the requester does not receive your taxpayer identification number within 60 days, backup withholding, if applicable, will begin and will continue until you furnish your taxpayer identification number to the requester.

Payees Exempt from Backup Withholding

        The following is a list of payees exempt from backup withholding and for which no information reporting is required. For interest and dividends, all listed payees are exempt except item (9). For broker transactions, payees listed in (1) through (13) and a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker are exempt. Payments subject to reporting under sections 6041 and 6041A are generally exempt from backup withholding only if made to payees described in items (1) through (7), except that a corporation that provides medical and health care services or bills and collects payments for such services is not exempt from backup withholding or information reporting. Only payees described in items (2) through (6) are exempt from backup withholding for barter exchange transactions, patronage dividends and payments by certain fishing boat operators.

(1)
A corporation.

(2)
An organization exempt from tax under section 501(a), or an individual retirement plan ("IRA"), or a custodial account under 403(b)(7), if the account satisfies the requirements of section 401(1)(2).

(3)
The United States or any of its agencies or instrumentalities.

(4)
A State, the District of Columbia, a possession of the United States or any of their political subdivisions or instrumentalities.

(5)
A foreign government or any of its political subdivisions, agencies or instrumentalities.

(6)
An international organization or any of its agencies or instrumentalities.

(7)
A foreign central bank of issue.

(8)
A dealer in securities or commodities required to register in the United States, the District of Columbia or a possession of the United States.

(9)
A futures commission merchant registered with the Commodity Futures Trading Commission.

(10)
A real estate investment trust.

(11)
An entity registered at all times during the tax year under the Investment Company Act of 1940.

(12)
A common trust fund operated by a bank under section 584(a).

(13)
A financial institution.

(14)
A middleman known in the investment community as a nominee or listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.

(15)
A trust exempt from tax under section 664 or described in section 4947.

Payments of dividends and patronage dividends generally not subject to backup withholding also include the following:

  •
  Payments to nonresident aliens subject to withholding under section 1441.

  •
  Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident partner.

  •
  Payments of patronage dividends not paid in money.

  •
  Payments made by certain foreign organizations.

  •
  Section 404(k) distributions made by an ESOP.

Payments of interest generally not subject to backup withholding include the following:

  •
  Payments of interest on obligations issued by individuals.

        Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

  •
  Payments of tax-exempt interest (including exempt interest dividends under section 852).

  •
  Payments described in section 6049(b)(5) to nonresident aliens.

  •
  Payments on tax-free covenant bonds under section 1451.

  •
  Payments made by certain foreign organizations.

  •
  Mortgage interest paid by you.

Payments that are not subject to information reporting are also not subject to backup withholding. For details see sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A and 6050N and the regulations under such sections.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. ENTER YOUR TAXPAYER IDENTIFICATION NUMBER. WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Privacy Act Notices

Section 6109 requires you to give your correct taxpayer identification number to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt or contributions you made to an IRA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation and to cities, states and the District of Columbia to carry out their tax laws. You must provide your taxpayer identification number whether or not you are qualified to file a tax return. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

1.
Penalty for Failure to Furnish Taxpayer Identification Number. If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

2.
Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

3.
Criminal Penalty for Falsifying Information.

  Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

INSTRUCTIONS
ACCOMPANYING
LETTER OF TRANSMITTAL AND FORM OF ELECTION
WITH RESPECT TO SHARES OF COMMON STOCK OF
FIRST NATIONAL BANK
IN CONNECTION WITH THE PROPOSED MERGER OF FIRST NATIONAL
WITH AND INTO RANCHO SANTA FE NATIONAL BANK
("LETTER OF TRANSMITTAL")

        All capitalized terms used but not otherwise defined in these Instructions shall have the respective meanings given to such terms in the Letter of Transmittal. These Instructions govern the Letter of Transmittal and should be read carefully before making an Election.

A.    LETTER OF TRANSMITTAL

        1.    DELIVERY OF LETTER OF TRANSMITTAL AND CERTIFICATES.    Certificates evidencing all delivered Shares (or a guarantee of delivery as provided herein), together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) with any required signature guarantees and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at its address set forth in the Letter of Transmittal prior to the Election Deadline. If Certificates are forwarded to the Exchange Agent in multiple deliveries, a properly completed and duly executed Letter of Transmittal must accompany each such delivery.

        Holders of Shares who are nominees only may submit a separate Letter of Transmittal for each beneficial owner for whom such holder is a nominee; provided, however, that at the request of the Exchange Agent, such holder shall certify to the satisfaction of the Exchange Agent that such holder holds such Shares as nominee for the beneficial owner thereof. Each beneficial owner for whom a Letter of Transmittal is submitted will be treated as a separate holder of Shares.

        The Shares for which properly completed Letters of Transmittal and all required documents are not received prior to the Election Deadline will be treated as Undesignated Shares.

        THE METHOD OF DELIVERY OF THE LETTER OF TRANSMITTAL, CERTIFICATES, AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE SENDER, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. THE RISK OF LOSS OF SUCH CERTIFICATE(S) SHALL PASS ONLY AFTER THE EXCHANGE AGENT HAS ACTUALLY RECEIVED THE CERTIFICATE(S). IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

        2.    GUARANTEE OF DELIVERY.    First National shareholders whose Certificates are not immediately available and who cannot deliver their Certificates and all other required documents to the Exchange Agent prior to the Election Deadline may deliver their Shares pursuant to the guaranteed delivery procedure contained herein. Pursuant to such procedure: (i) a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) with any required signature guarantees and with the box entitled "Guarantee of Delivery" properly completed and duly executed, and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent prior to the Election Deadline; and (ii) the Certificates, in proper form for transfer, must be received by the Exchange Agent within three Nasdaq trading days after the date of execution of the Guarantee of Delivery. In addition, at the time the Certificates are delivered pursuant to the Guarantee of Delivery, the guarantor must submit to the Exchange Agent another Letter of Transmittal with only the section entitled "Notice of Delivery Under Guarantee" properly completed. No change in a shareholder's Election may be made pursuant to the Letter of Transmittal delivering Certificates previously covered by a Guarantee of Delivery. If the guarantor fails to deliver the Certificates in accordance with the guaranteed delivery procedures contained herein, without limitation of any other recourse, any purported Election with respect to Shares subject to such guarantee will be void.

        3.    SIGNATURES ON LETTER OF TRANSMITTAL; STOCK POWERS AND ENDORSEMENTS.    If a Letter of Transmittal is signed by the registered holder(s) of the Shares delivered with such Letter of Transmittal, the signature(s) must correspond with the name(s) as written on the face of the Certificates evidencing such Shares without alteration, enlargement, or any other change whatsoever.

        If any Share delivered herewith is owned of record by two or more persons, all such persons must sign the same Letter of Transmittal. If any of the Shares delivered with such Letter of Transmittal are registered in the names of different holders, it will be necessary to complete, sign, and submit as many separate Letters of Transmittal as there are different registrations of such Shares.

        If a Letter of Transmittal is signed by the registered holder(s) of the Shares delivered with such Letter of Transmittal, no endorsements of Certificates or separate stock powers are required, unless checks or certificates evidencing shares of First Community Common Stock are to be payable to the order of, or registered in the name of, a person other than the registered holder(s), in which case the Certificate(s) evidencing the Shares delivered herewith must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on such Certificate(s). Signatures on such Certificate(s) and stock powers must be guaranteed by an Eligible Institution (as defined below).

        If a Letter of Transmittal is signed by a person other than the registered holder(s) of the Shares delivered with such Letter of Transmittal, the Certificate(s) evidencing the Shares delivered with such Letter of Transmittal must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on such Certificate(s). Signatures on such Certificate(s) and stock powers must be guaranteed by an Eligible Institution.

        If a Letter of Transmittal or any Certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to First Community of such person's authority so to act must be submitted.

        4.    GUARANTEE OF SIGNATURES.    Except as otherwise provided below, all signatures on a Letter of Transmittal must be guaranteed by a firm which is a bank, broker, dealer, credit union, savings association, or other entity that is a member in good standing of the Securities Transfer Agent's Medallion Program (each, an "Eligible Institution"). No signature guarantee is required on a Letter of Transmittal if such Letter of Transmittal is signed by the registered holder(s) of Shares delivered with such Letter of Transmittal, unless such holder(s) has completed either the box entitled "Special Delivery Instructions" or the box entitled "Special Payment Instructions" on the Letter of Transmittal. If a Certificate is registered in the name of a person other than the signer of a Letter of Transmittal, or if checks or certificates are to be payable to the order of, or registered in the name of a person other than the registered holder(s), then the Certificate must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on the Certificate, with the signature(s) on such Certificate or stock powers guaranteed as described above.

        5.    DETERMINATION OF PROPER ELECTION.    The Exchange Agent will have the reasonable discretion to determine whether Letters of Transmittal have been properly or timely completed, signed, and submitted, modified or revoked, and to disregard immaterial defects in Letters of Transmittal. The decision of the Exchange Agent in such matters and any decision of First Community or First National required by the Exchange Agent and made in good faith shall be conclusive and binding. The Exchange Agent will not be under any obligation to notify any person of any defect in a Letter of Transmittal submitted to the Exchange Agent. The Exchange Agent shall also make all computations contemplated by the Merger Agreement and all such computations shall be conclusive and binding on the holders of First National Stock. No alternative, conditional, or contingent Elections will be accepted. If the Exchange Agent shall reasonably determine that any purported Stock Election, Cash Election or Combination Election was not properly made, such purported Stock Election, Cash Election or Combination Election shall be deemed to be of no force and effect and the shareholder making such purported Stock Election, Cash Election or Combination Election shall, for purposes hereof, be deemed to have not made an Election and the Shares covered thereby will be deemed Undesignated Shares.

        6.    INADEQUATE SPACE.    If the space provided in the Letter of Transmittal under "Description of Shares" is inadequate, the Certificate numbers and the number of Shares evidenced by such Certificates should be listed on a separate schedule and attached to the Letter of Transmittal.

        7.    TERMINATION OF MERGER AGREEMENT.    All Elections will be revoked automatically if the Exchange Agent is notified in writing by First Community or First National that the Merger Agreement has been terminated, and Certificates will be promptly returned to the persons who have submitted them. However, Shares represented by Certificates will be returned to First National shareholders by registered mail (with attendant delay).

        8.    DISSENTERS' RIGHTS.    HOLDERS OF FIRST NATIONAL STOCK WHO WISH TO EXERCISE DISSENTERS' RIGHTS SHOULD NOT COMPLETE THIS LETTER OF TRANSMITTAL. First Community will regard any record holder of Shares who has delivered a written demand for dissenters' rights and who subsequently delivers a Letter of Transmittal to the Exchange Agent as having withdrawn such demand for dissenters' rights. First Community will regard any holder who has delivered a Letter of Transmittal and who simultaneously or subsequently makes a written demand for dissenters' rights as having revoked his or her

Election. For more information, see the discussion in the Proxy Statement-Prospectus set forth under "Dissenters' Rights—First National Shareholders' Rights".

B.    ELECTION AND PRORATION PROCEDURES

        A more complete description of the election and proration procedures is set forth in Section 3.03 of the Merger Agreement. All Elections are subject to compliance with the election procedures provided for in the Merger Agreement. In connection with making any Election, a First National shareholder should carefully read, among other items, the description and statement of information contained in the Proxy Statement-Prospectus under the caption "The Merger—Material Federal Income Tax Considerations of the Merger". Each First National shareholder should consult his or her own tax advisor as to the specific tax consequences of the Election and the Merger to such shareholder.

        1.    ELECTIONS.    By completing the box entitled "Type of Election" and the Letter of Transmittal in accordance with these instructions, a First National shareholder will be permitted to make a Stock Election, Cash Election or Combination Election (each, an "Election") with respect to the Shares held by such holder. In the event that holders of First National Stock elect, in the aggregate, to receive consideration such that the amount of First Community Common Stock issued would not equal 2,762,662 shares, certain holders of First National Stock will receive a prorated number of shares of First Community Common Stock and a prorated amount of cash such that 2,762,662 shares (or such greater amount of First Community Common Stock such as may be necessary to ensure that approximately 45% of the aggregate value of the total consideration shall be in the form of First Community Common Stock, such percentage being referred to as the "Stock Percentage") of First Community Common Stock is issued in the Merger. There can, therefore, be no assurance that any holder of First National Stock will receive the proportion of First National Stock and/or cash indicated on such holder's Election. See the discussion in the Proxy Statement-Prospectus set forth under "The Merger—Election and Proration Procedures". As soon as practicable after the Election Deadline, the Exchange Agent shall determine the allocation of the cash and First Community Common Stock portions of the Merger Consideration and shall notify First Community of its determination.

        2.    TREATMENT OF NON-ELECTING SHARES.    First National Stock (other than Dissenting Shares) with respect to which the Exchange Agent does not receive an effective, properly completed Letter of Transmittal prior to the Election Deadline (as defined below) will be deemed to be Undesignated Shares.

        3.    ELECTION DEADLINE.    In order for an Election to be effective, the Exchange Agent must receive a properly completed Letter of Transmittal, accompanied by all required documents, NO LATER THAN 5:00 P.M., PACIFIC TIME, ON AUGUST 29, 2002, unless extended to a later date by the mutual agreement of the parties (the "Election Deadline"). SHAREHOLDERS ARE URGED TO MAIL A PROPERLY COMPLETED LETTER OF TRANSMITTAL, ACCOMPANIED BY ALL REQUIRED DOCUMENTS, NO LATER THAN 5:00 P.M., PACIFIC TIME, ON AUGUST 29, 2002 IN ORDER TO ENSURE THAT THEIR LETTER OF TRANSMITTAL WILL BE RECEIVED BY THE ELECTION DEADLINE.

        A Letter of Transmittal will be deemed properly completed only if: (a) an Election is indicated for each Share covered by the Letter of Transmittal, (b) it is accompanied by all Certificates with respect to such shares (or (i) customary affidavits and indemnity agreements regarding the loss or destruction of such certificates or (ii) properly executed guarantees of delivery with respect to such Shares) and it is accompanied by any other documents required by the Exchange Agent or First Community.

        4.    CHANGES TO ELECTIONS.    Any holder of Shares who has made an Election may, at any time prior to the Election Deadline, change his or her Election by submitting to the Exchange Agent a properly completed and signed revised Letter of Transmittal and all required additional documents, provided that the Exchange Agent receives such revised Letter of Transmittal and other necessary documents prior to the Election Deadline and provided further that no change in a shareholder's Election may be made pursuant to the Letter of Transmittal delivering Certificates or Shares previously covered by a Guarantee of Delivery. Any holder of First National Stock may at any time prior to the Election Deadline revoke his or her Election and withdraw his or her Certificates deposited with the Exchange Agent by written notice to the Exchange Agent received prior to the Election Deadline. If an Election is revoked prior to the Election Deadline, the related Shares will automatically become Undesignated Shares unless and until a new Election is properly made with respect to such Shares on or before the Election Deadline.

        5.    NO FRACTIONAL SHARES.    No certificates representing fractional shares of First Community Common Stock shall be issued upon the surrender for exchange of Certificates representing Shares, and such fractional share interests will not entitle the owner thereof to any dividends or any other rights of a stockholder of First Community. In lieu of any fractional share of First Community Common Stock, holders of Shares will receive cash (without interest) in an amount equal to such fractional part of a share of First Community Common Stock multiplied by the closing price of First Community Common Stock on the effective date of the Merger.

        6.    NO LIABILITY.    Neither First Community, First National nor the Exchange Agent will be liable to any holder of Shares of First National Stock for any shares of First Community Common Stock (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

C.    RECEIPT OF MERGER CONSIDERATION, SPECIAL INSTRUCTIONS, TAXES AND ADDITIONAL COPIES

        1.    RECEIPT OF MERGER CONSIDERATION (TIMELY ELECTION).    As soon as practicable after the Effective Time and after the proration procedures described above are completed, holders who have surrendered their Certificates to the Exchange Agent for cancellation, together with a Letter of Transmittal duly executed and completed in accordance with these Instructions and such other documents as are required pursuant to these Instructions, shall be entitled to receive in exchange therefor (A) a check in the amount equal to the cash, if any, which such holder has the right to receive (including any cash in lieu of any fractional shares and any dividends or other distributions to which such holder is entitled) and (B) a certificate or certificates representing that number of whole shares of First Community Common Stock, if any, which such holder has the right to receive. All cash paid or shares of First Community Common Stock issued upon conversion of the Shares in accordance with the terms of the Merger Agreement shall be deemed to have been paid or issued in full satisfaction of all rights pertaining to such Shares.

        2.    RECEIPT OF MERGER CONSIDERATION (FAILURE TO MAKE TIMELY ELECTION).    Holders of First National Stock who do not submit a Letter of Transmittal prior to the Election Deadline must nevertheless submit a properly completed Letter of Transmittal (other than the section pertaining to the Election) and the Certificate or Certificates representing First National Stock to the Exchange Agent in order to receive the Merger Consideration payable in respect of such Shares. No dividend or other distribution declared or made with respect to First Community Common Stock with a record date after the Effective Time (as defined in the Merger Agreement) will be paid to the holder of any unsurrendered Certificate of First National Stock until the holder duly surrenders such Certificate. Following the surrender of any such Certificate, there will be paid to the holder, without interest (i) the amount of Merger Consideration represented by such Certificates, (ii) the amount of any cash payable with respect to a fractional share of First Community Common Stock to which such holder is entitled and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of First Community Common Stock and (iii) at the appropriate payment date, the amount of dividends or other distributions with (A) a record date after the Effective Time but prior to surrender and (B) a payment date subsequent to surrender payable with respect to such shares of First Community Common Stock.

        3.    SPECIAL PAYMENT AND DELIVERY INSTRUCTIONS.    If any check or certificates evidencing shares of First Community Common Stock are to be payable to the order of, or registered in the name of, a person other than the person(s) signing a Letter of Transmittal or if such checks or such certificates are to be sent to someone other than the person(s) signing a Letter of Transmittal or to the person(s) signing a Letter of Transmittal but at an address other than that shown in the box entitled "Description of Shares," the appropriate boxes on such Letter of Transmittal must be completed.

        4.    STOCK TRANSFER TAXES.    First Community will bear the liability for any state stock transfer taxes applicable to the issuance and delivery of checks and certificates in connection with the Merger, PROVIDED, HOWEVER, that if any such check or certificate is to be issued in a name other than that in which the Certificates surrendered in exchange therefor are registered, it shall be a condition of such exchange that the person requesting such exchange shall pay the amount of any stock transfer taxes (whether imposed on the registered holder or such person), payable on account of the transfer to such person, to the Exchange Agent or satisfactory evidence of the payment of such taxes, or exemption therefrom, shall be submitted to the Exchange Agent before any such check or certificate is issued. EXCEPT AS PROVIDED IN THIS INSTRUCTION C4, IT WILL NOT BE NECESSARY FOR TRANSFER TAX STAMPS TO BE AFFIXED TO THE CERTIFICATES EVIDENCING THE SHARES DELIVERED HEREWITH.

        5.    REQUEST FOR ASSISTANCE OR ADDITIONAL COPIES.    Requests for assistance may be directed to James Lemery, Chief Financial Officer of First National, at (619) 744-7200. Additional copies of the Proxy Statement-Prospectus, this Letter of Transmittal, and the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 may be obtained from Mr. Lemery or the Exchange Agent.

        6.    BACKUP WITHHOLDING.    Under the federal income tax law, a shareholder who is a U.S. person (including a resident alien) who delivers Shares must, unless an exemption applies, provide the Exchange Agent (as payer) with such shareholder's correct Taxpayer Identification Number ("TIN") on the Substitute Form W-9 included as part of the Letter of Transmittal, with the required certification being signed under penalty of perjury. If such shareholder is an individual, the TIN is such shareholder's social security number. If the Exchange Agent is not provided with the correct TIN, the shareholder may be subject to a $50 penalty imposed by the Internal Revenue Service (the "IRS") in addition to being subject to backup withholding.

        Shareholders are required to give the Exchange Agent the taxpayer identification number of the record owner of the Shares by completing the Substitute Form W-9 included as part of the Letter of Transmittal. If the Shares are registered in more than one name or are not in the name of the actual owner, consult the "Guidelines for Determining the Proper Taxpayer Identification Number to Give the Payer," which immediately follows the Substitute Form W-9.

        If backup withholding applies, the Exchange Agent is required to withhold tax from any payment made to a shareholder with respect to Shares exchanged pursuant to the Merger. Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding may result in an overpayment of taxes, which may be credited against the shareholder's U.S. federal income tax liability or refunded to the shareholder by the Internal Revenue Service.

        Certain shareholders (including, among others, most corporations and certain foreign persons) are exempt from backup withholding requirements. To qualify as an exempt recipient on the basis of foreign status, a shareholder must submit a properly completed Form W-8BEN or Form W-8ECI, signed under penalties of perjury, attesting to that person's exempt status. A shareholder would use a Form W-8BEN to certify that it (1) is neither a citizen nor a resident of the United States, (2) has not been and reasonably does not expect to be present in the United States for a period aggregating 183 days or more during the calendar year, and (3) reasonably expects not to be engaged in a trade or business within the United States to which the gain on the sale of the Shares would be effectively connected; and would use a Form W-8ECI to certify that (1) it is neither a citizen nor resident of the U.S., and (2) the proceeds of the sale of the Shares is effectively connected with a U.S. trade or business.

        A SHAREHOLDER SHOULD CONSULT HIS OR HER TAX ADVISOR AS TO HIS OR HER QUALIFICATION FOR EXEMPTION FROM THE BACKUP WITHHOLDING REQUIREMENTS AND THE PROCEDURE FOR OBTAINING AN EXEMPTION.

        7.    LOST, DESTROYED, OR STOLEN CERTIFICATES.    If any Certificate(s) representing Shares has been lost, destroyed, or stolen, the owner of such Certificate(s) should promptly notify Mellon Investor Services, LLC, as transfer agent for First National (the "Transfer Agent"), at (800) 512-6645. Such shareholder will then be instructed as to the steps that must be taken in order to replace the Certificate(s). Upon the making of an affidavit of that fact by the person claiming such Certificate(s) to be lost, stolen, or destroyed and the posting by such person of a bond as indemnity against any claim that may be made with respect to such Certificate(s), the Transfer Agent will issue in exchange for such lost, stolen, or destroyed Certificate(s) a new Certificate representing such Shares. This Letter of Transmittal cannot be processed until the procedures for replacing lost or destroyed Certificates have been followed. After the Effective Time of the Merger, holders of lost, stolen or destroyed Certificates representing Shares should not contact the Transfer Agent, but should instead contact the Exchange Agent at the address indicated on the Letter of Transmittal.

QuickLinks

LETTER OF TRANSMITTAL AND FORM OF ELECTION
NOTE: SIGNATURES MUST BE PROVIDED BELOW. PLEASE CAREFULLY READ THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL BEFORE MAKING ANY ELECTION.
IMPORTANT! ALL FIRST NATIONAL SHAREHOLDERS SUBMITTING THIS LETTER OF TRANSMITTAL MUST SIGN HERE
IMPORTANT TAX INFORMATION
Payer: U.S. Stock Transfer Corporation
GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9
GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 PAGE 2
INSTRUCTIONS ACCOMPANYING LETTER OF TRANSMITTAL AND FORM OF ELECTION WITH RESPECT TO SHARES OF COMMON STOCK OF FIRST NATIONAL BANK IN CONNECTION WITH THE PROPOSED MERGER OF FIRST NATIONAL WITH AND INTO RANCHO SANTA FE NATIONAL BANK ("LETTER OF TRANSMITTAL")